Exhibit 5.1

1330 AVENUE OF THE AMERICAS	NEW YORK
NEW YORK, NY 10019	WASHINGTON
TEL 212.841.1000	SAN FRANCISCO
FAX 212.841.1010	LONDON
WWW.COV.COM	BRUSSELS

October 26, 2006
Memory Pharmaceuticals Corp.
100 Philips Parkway
Montvale, New Jersey 07645
Ladies and Gentlemen:
     We are acting as counsel to Memory Pharmaceuticals Corp., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on October 26, 2006 (such Registration Statement is herein referred to as the “Registration Statement”), covering the registration of 30,303,766 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) on behalf of certain selling stockholders, which includes an aggregate 23,245,724 shares of Common Stock (the “Shares”) held by the selling stockholders and up to 7,058,042 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of certain warrants held by such selling stockholders (the “Warrants”).
     We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.
     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
     Based upon the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) subject to the availability of a sufficient number of then authorized and unissued shares of Common Stock, the Warrant Shares, when duly issued and sold in accordance with the terms of the Warrants and assuming compliance with the Act, will be validly issued, fully paid and nonassessable.
     We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

Memory Pharmaceuticals Corp.
October 26, 2006

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling